UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2017

GETTY REALTY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 110, Jericho, New York	11753-1681
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 478-5400

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into Material Definitive Agreement.

On June 22, 2017, Getty Realty Corp. (the “Company”) entered into an agreement (the “Agreement”) providing for acquisition lease-back funding to Empire Petroleum Partners, LLC (“Empire”). Pursuant to the Agreement, the Company, through a subsidiary, will acquire fee simple interests in 49 convenience store and gasoline station properties (the “Properties”) for $123 million and enter into a unitary lease with Empire to be effective at the closing of the transaction (the “Transaction”).

The Properties subject of the Transaction are located primarily within metropolitan markets in the states of Arizona, Colorado, Florida, Georgia, Louisiana, New Mexico and Texas.

The unitary lease to be effective at closing provides for an initial term of 15 years, with four five-year renewal options. Rent is scheduled to increase annually during the initial and renewal terms of the lease.

The Company is providing acquisition lease-back funding to Empire to facilitate its acquisition of properties from Circle K Stores Inc. (“Circle K”). Circle K has agreed to sell a portfolio of properties to Empire to satisfy compliance with regulatory requirements associated with its acquisition of CST Brands, Inc.

The Company plans to fund the Transaction through funds available under its Credit Agreement. The Transaction is subject to numerous closing conditions, including the closing of a separate purchase agreement under which Empire has agreed to purchase the Properties from Circle K, and regulatory review and approval of such separate agreement. The Transaction is scheduled to close before the end of the third quarter of 2017. The Company can offer no assurances that the Transaction will close on the terms described herein, or at all.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: June 27, 2017	By:	/s/ Danion Fielding
Danion Fielding
Vice President, Chief
Financial Officer and Treasurer